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                                                                       EXHIBIT 5

[WOMBLE CARLYLE SANDRIDGE & RICE, PLLC LETTERHEAD]

                                                              Deborah H. Hartzog
                                                     Direct Dial: (919) 484-2311
                                                      Direct Fax: (919) 484-2361
                                                      E-mail: d_hartzog@wcsr.com

November 5, 1997


C3, Inc.
3800 Gateway Boulevard
Suite 310
Morrisville, NC  27560

         Re:      Registration Statement on Form S-1
                  File No. 333-36809
Gentlemen:

         We are acting as counsel to C3, Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,750,000 shares (the "Primary Shares") of the Company's common stock, no par value (the "Common Stock"), warrants issued to the representative of the underwriters to purchase 275,000 shares of Common Stock (the "Warrants") and 275,000 shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares"). We have assisted the Company in the preparation of a Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission") on September 30, 1997, Amendment No. 1 thereto, filed with the Commission on October 3, 1997, and Amendment No. 2 thereto, filed with the Commission on November 5, 1997 (the "Registration Statement"). We are providing this opinion pursuant to the requirements of Item 16(a) of Form S-1 and Item 601(b)(5) of Regulation S-K under the Act.

         We have reviewed and are familiar with the Registration Statement, the records relating to the organization of the Company, including its articles of incorporation and bylaws and all amendments thereto, and all records of all proceedings taken by the Board of Directors and shareholders of the Company pertinent to the rendering of this opinion.

         Based on the foregoing, it is our opinion that:

         1. The Primary Shares, when sold as described in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

         2. The Warrants, when issued as described in the Registration Statement, will be duly authorized and validly issued.

         3. The Warrant Shares, when issued and sold in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters" in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.

                                Very truly yours,

                                WOMBLE CARLYLE SANDRIDGE & RICE,
                                A Professional Limited Liability Company



                                By: /s/ Deborah H. Hartzog
                                   -------------------------------------
                                        Deborah H. Hartzog